GLOBAL PRECISION MEDICAL INC.                                        Release 01-04

#536 – 1489 Marine Drive, West Vancouver, British Columbia V7T 1B8

Contact:

Lindsay Semple

E-mail:

globalprecision @shaw.ca

Tel:

604 926 2939

Fax:

604 926 2936

FINANCIAL ENGAGEMENT LETTER WITH GLOBAL SECURITIES

VANCOUVER, B.C, February 13, 2004 – GLOBAL PRECISION MEDICAL INC (OTCBB: “GBPMF”) is pleased to announce that it has entered into an engagement letter pursuant to which Global Securities Corporation (“Global" or the "Agent") will act as the Company's agent with respect to a prospectus offering of the Company’s securities to raise up to $1,500,000 under a unit offering consisting of one common share and one share purchase warrant (the “Offering”).  The share purchase warrant is to be exercisable for two years with the unit price and warrant strike price to be negotiated.  An Agent's Fee of $25,000, Agent's Commission (10%, payable in cash or units at the offering price at the Agent's option) and the Agent's warrant (i.e. based on 15% of the Offering, exercisable at the offering price for two years from closing) are payable.  The Offering is to be completed in conjunction with the Company’s application for listing on the TSX Venture Exchange (the “TSXV”).  The Company’s shares will continue to be quoted on the OTCBB.

The funds raised in the Offering as well as the funds to be raised from an interim private placement (detailed below) will be used to advance the Company’s URO-Stent technology in the treatment of Benign Prostate Hyperplasia (BPH).  It will also fund a Research and Development program through MDMI Technologies Inc., whereby MDMI will investigate the application of their breakthrough Thermal Ablation Technology currently used to treat menorrhea in women, to ascertain if it is suitable to treat BPH in conjunction with the deployment of the Company’s URO-Stent.  The Company is committed to fund an initial budget of $500,000 with work to begin immediately.

Studies indicate that the treatment of BPH in an aging male population with extended active life horizons is emerging as one of the biggest medical markets in the world.  Global Precision Medical has established a foundation in the industry with an extensive international team of scientists, medical specialists, clinicians, regulatory experts and medical device manufacturers and, as such, expects to become a significant participant in this market.

Resignation and Appointment of Director:

The Board accepted the resignation of Dr. Faouzi Zerrouk from the Board of Directors and acknowledged his valuable contribution.  Dr. Zerrouk, a theoretical physicist, heads a research team of Russian Scientists at the University of British Columbia.  Dr Zerrouk has been appointed to the Company’s Scientific Advisory Board.  Mr. Gregory Ledding was appointed to the Board of Directors.  Mr. Ledding brings a wide range of experience to the Board including legal, corporate and financial.

Completion of Private Placement Units Offering:

On November 17, 2003, the Company announced a private placement of units at a price of US$0.20 per unit, for an aggregate of up to US$350,000 (the “Units”).  The Company closed off the offering and accepted the purchase of 908,250 Units to net proceeds of US$173,500.  The Company hereby announces a further Regulation S private placement of up to 1,000,000 common shares at $0.40 each to be completed by March 8, 2004.  The shares are to be sold to non-US residents and citizens under an offshore restricted securities subscription agreement requiring a one-year hold period, and executed in reliance upon the transaction exemption afforded by Regulation S under the Securities Act of 1933, as amended.

On behalf of the Board of Directors - GLOBAL PRECISION MEDICAL INC.

/s/ Lindsay B. Semple - CEO and Director

The TSX Venture Exchange does not accept responsibility for the adequacy or accuracy of this release.

SAFE HARBOR STATEMENT

THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.”  ALTHOUGH THE COMPANY BELIEVES THAT IT CAN MEET THE LISTING REQUIREMENTS OF THE TSVX, THERE IS NO GUARANTEE THAT IT WILL BE ACCEPTED FOR LISTING ON THAT EXCHANGE.